Exhibit 99.1
Five Point Holdings, LLC Reports First Quarter 2022 Results
First Quarter 2022 Highlights
•15 active neighborhoods open for sale in Valencia.
•Builder sales of 211 homes in Valencia during the quarter.
•Builder sales of 94 homes in Great Park Neighborhoods during the quarter.
•At Great Park Neighborhoods, the “Rise” neighborhood, consisting of approximately 700 homes, as of March 31, 2022, was nearing sell out with approximately 50 homes remaining to sell. Our next neighborhood, “Solis Park,” consisting of approximately 850 homes, is planned to open for sale this summer.
•Reduced headcount by approximately 29% since the beginning of the year primarily from layoffs at the end of the quarter.
•Recognized $19.4 million in restructuring expense related to executive officer post employment compensation arrangements and severance obligations related to layoffs.
•Consolidated revenues of $4.9 million; consolidated net loss of $36.8 million.
•Debt to total capitalization ratio of 25.1% and liquidity of $328.3 million as of March 31, 2022.
Irvine, CA, May 12, 2022 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use planned communities in California, today reported its first quarter 2022 results.
Dan Hedigan, Chief Executive Officer, said, “FivePoint is entering an important juncture in the evolution of the company. We have taken decisive steps during the first quarter to manage costs and to create greater efficiencies in our day-to-day operations. With continued market demand within our supply-constrained California markets, we remain focused on maximizing the value of our residential assets while also seeking to capitalize on our sizeable commercial land opportunities in order to maximize our current cash flow and strengthen our balance sheet. Our team is working hard to continue executing on our mission of transforming our unique land assets into sustainable mixed-use communities, while we keep a watchful eye on economic and market conditions.”
Consolidated Results
Liquidity and Capital Resources
As of March 31, 2022, total liquidity of $328.3 million was comprised of cash and cash equivalents totaling $203.6 million and borrowing availability of $124.7 million under our $125.0 million unsecured revolving credit facility. Total capital was $1.9 billion, reflecting $2.9 billion in assets and $1.1 billion in liabilities and redeemable noncontrolling interests.
Results of Operations for the Three Months Ended March 31, 2022
Revenues. Revenues of $4.9 million for the three months ended March 31, 2022 was primarily generated from management services.
Equity in loss from unconsolidated entities. Equity in loss from unconsolidated entities was $1.0 million for the three months ended March 31, 2022. The Great Park Venture had no land sales during the three months ended March 31, 2022 but did close the sale of nine homes under its fee build program at Great Park Neighborhoods, generating $17.2 million in revenues. The remaining 13 homes subject to the fee building agreement are expected to close during the remainder of 2022. Net loss for the Great Park Venture was $2.8 million. Our share of the net loss from our 37.5% percentage interest, adjusted for basis differences, was $1.3 million. Additionally, we recognized $0.1 million in earnings from our 75% interest in the Gateway Commercial Venture and a $0.2 million in earnings from our 10% interest in the Valencia Landbank Venture, which was primarily a result of land sales to third-party homebuilders by the Valencia Landbank Venture.
Selling, general, and administrative. Selling, general, and administrative expenses were $16.8 million for the three months ended March 31, 2022.
Restructuring. On February 9, 2022, Daniel Hedigan was appointed as our Chief Executive Officer. Preceding Mr. Hedigan’s appointment, Emile Haddad stepped down from his roles as Chairman, Chief Executive Officer and President effective as of September 30, 2021 and transitioned into a senior advisory role pursuant to a three-year advisory agreement. Mr. Haddad remains a member of the Board of Directors serving as Chairman Emeritus. Concurrent with Mr. Hedigan’s appointment, Lynn Jochim transitioned from her position as President and Chief Operating Officer into an advisory role pursuant to a three-year advisory agreement. Upon the appointment of Mr. Hedigan as our Chief Executive Officer, we accrued a related party liability of $15.6 million attributed to the advisory agreements with Mr. Haddad and Ms. Jochim and recognized approximately $3.0 million in additional restructuring costs associated with their unvested restricted share awards.

In addition to our executive management restructuring activities, we have had an approximately 29% reduction in headcount since the end of 2021. Most of the reductions were the result of company-wide layoffs that occurred at the end of the first quarter. During the three months ended March 31, 2022, we accrued $0.9 million in restructuring costs for estimated severance benefits from these layoffs.
Net loss. Consolidated net loss for the quarter was $36.8 million. Net loss attributable to noncontrolling interests totaled $19.6 million, resulting in net loss attributable to the Company of $17.1 million. Net loss attributable to noncontrolling interests represents the portion of loss allocated to related party partners and members that hold units of the operating company and the San Francisco Venture. Holders of units of the operating company and the San Francisco Venture can redeem their interests for either, at our election, our Class A common shares on a one-for-one basis or cash. In connection with any redemption or exchange, our ownership of our operating subsidiaries will increase thereby reducing the amount of income allocated to noncontrolling interests in subsequent periods.
Conference Call Information
In conjunction with this release, Five Point will host a conference call on Thursday, May 12, 2022 at 5:00 p.m. Eastern Time. Dan Hedigan, Chief Executive Officer, and Leo Kij, Interim Chief Financial Officer, will host the call. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (800) 949-2175 (domestic) or (856) 344-9283 (international). A telephonic replay will be available starting approximately two hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 9718621. The telephonic replay will be available until 11:59 p.m. Eastern Time on May 26, 2022.
About Five Point
Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include approximately 40,000 residential homes and approximately 23 million square feet of commercial space.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. This press release may contain forward-looking statements regarding: our expectations of our future revenues, costs and financial performance; future demographics and market conditions in the areas where our communities are located; the outcome of pending litigation and its effect on our operations; the timing of our development activities; and the timing of future real estate purchases or sales. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

Investor Relations:
Leo Kij, 949-349-1029
Leo.Kij@fivepoint.com
or
Media:
Eric Morgan, 949-349-1088
Eric.Morgan@fivepoint.com

Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
REVENUES:
Land sales	$557	$22
Land sales—related party	1	19
Management services—related party	3,547	12,439
Operating properties	781	700
Total revenues	4,886	13,180
COSTS AND EXPENSES:
Land sales	—	—
Management services	2,684	10,777
Operating properties	1,839	1,585
Selling, general, and administrative	16,791	19,538
Restructuring	19,437	—
Total costs and expenses	40,751	31,900
OTHER INCOME:
Interest income	21	27
Miscellaneous	112	1,204
Total other income	133	1,231
EQUITY IN LOSS FROM UNCONSOLIDATED ENTITIES	(1,032)	(3,556)
LOSS BEFORE INCOME TAX (PROVISION) BENEFIT	(36,764)	(21,045)
INCOME TAX (PROVISION) BENEFIT	(5)	—
NET LOSS	(36,769)	(21,045)
LESS NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(19,639)	(11,266)
NET LOSS ATTRIBUTABLE TO THE COMPANY	$(17,130)	$(9,779)

NET LOSS ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$(0.25)	$(0.14)
Diluted	$(0.25)	$(0.14)
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	68,167,586	67,288,860
Diluted	70,050,872	67,288,860
NET LOSS ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$(0.00)	$(0.00)
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	79,233,544	79,233,544

FIVE POINT HOLDINGS, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
INVENTORIES	$2,144,757	$2,096,824
INVESTMENT IN UNCONSOLIDATED ENTITIES	373,022	374,553
PROPERTIES AND EQUIPMENT, NET	31,143	31,466
INTANGIBLE ASSET, NET—RELATED PARTY	51,405	51,405
CASH AND CASH EQUIVALENTS	203,647	265,462
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	1,330	1,330
RELATED PARTY ASSETS	98,409	101,818
OTHER ASSETS	19,629	20,052
TOTAL	$2,923,342	$2,942,910

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$619,500	$619,116
Accounts payable and other liabilities	121,608	115,374
Related party liabilities	105,556	95,918
Deferred income tax liability, net	12,998	12,998
Payable pursuant to tax receivable agreement	173,068	174,126
Total liabilities	1,032,730	1,017,532

REDEEMABLE NONCONTROLLING INTEREST	25,000	25,000
CAPITAL:
Class A common shares; No par value; Issued and outstanding: March 31, 2022—69,068,354 shares; December 31, 2021—70,107,552 shares
Class B common shares; No par value; Issued and outstanding: March 31, 2022—79,233,544 shares; December 31, 2021—79,233,544 shares
Contributed capital	585,606	587,587
Retained earnings	31,659	48,789
Accumulated other comprehensive loss	(1,933)	(1,952)
Total members’ capital	615,332	634,424
Noncontrolling interests	1,250,280	1,265,954
Total capital	1,865,612	1,900,378
TOTAL	$2,923,342	$2,942,910

FIVE POINT HOLDINGS, LLC
SUPPLEMENTAL DATA
(In thousands)
(Unaudited)

Liquidity

March 31, 2022
Cash and cash equivalents	$203,647
Borrowing capacity (1)	124,651
Total liquidity	$328,298

(1) As of March 31, 2022, no amounts were drawn on the Company’s $125.0 million revolving credit facility; however, letters of credit of approximately $0.3 million were issued and outstanding under the revolving credit facility, thus reducing the available capacity by the outstanding letters of credit amount.

Debt to Total Capitalization and Net Debt to Total Capitalization

March 31, 2022
Debt (1)	$625,000
Total capital	1,865,612
Total capitalization	$2,490,612
Debt to total capitalization	25.1%

Debt (1)	$625,000
Less: Cash and cash equivalents	203,647
Net debt	421,353
Total capital	1,865,612
Total net capitalization	$2,286,965
Net debt to total capitalization (2)	18.4%

(1) For purposes of this calculation, debt is the amount due on the Company’s notes payable before offsetting for capitalized deferred financing costs.
(2) Net debt to total capitalization is a non-GAAP financial measure defined as net debt (debt less cash and cash equivalents) divided by total net capitalization (net debt plus total capital). The Company believes the ratio of net debt to total capitalization is a relevant and a useful financial measure to investors in understanding the leverage employed in the Company’s operations. However, because net debt to total capitalization is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company's GAAP results.

Segment Results
The following table reconciles the results of operations of our segments to our consolidated results for the three months ended March 31, 2022 (in thousands):

	Valencia	San Francisco	Great Park	Commercial	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$557	$—	$330	$—	$887	$—	$887	$(330)	$557
Land sales—related party	1	—	1,489	—	1,490	—	1,490	(1,489)	1
Home sales	—	—	17,161	—	17,161	—	17,161	(17,161)	—
Management services—related party(2)	—	—	3,444	103	3,547	—	3,547	—	3,547
Operating properties	601	180	—	1,938	2,719	—	2,719	(1,938)	781
Total revenues	1,159	180	22,424	2,041	25,804	—	25,804	(20,918)	4,886
COSTS AND EXPENSES:
Land sales	—	—	—	—	—	—	—	—	—
Home sales	—	—	12,902	—	12,902	—	12,902	(12,902)	—
Management services(2)	—	—	2,684	—	2,684	—	2,684	—	2,684
Operating properties	1,839	—	—	440	2,279	—	2,279	(440)	1,839
Selling, general, and administrative	4,444	849	7,561	1,079	13,933	11,498	25,431	(8,640)	16,791
Restructuring	—	—	—	—	—	19,437	19,437	—	19,437
Management fees—related party	—	—	1,503	—	1,503	—	1,503	(1,503)	—
Total costs and expenses	6,283	849	24,650	1,519	33,301	30,935	64,236	(23,485)	40,751
OTHER INCOME (EXPENSE):
Interest income	—	—	155	—	155	21	176	(155)	21
Interest expense	—	—	—	(307)	(307)	—	(307)	307	—
Miscellaneous	112	—	—	—	112	—	112	—	112
Total other income (expense)	112	—	155	(307)	(40)	21	(19)	152	133
EQUITY IN EARNINGS (LOSS) FROM UNCONSOLIDATED ENTITIES	185	—	—	—	185	—	185	(1,217)	(1,032)
SEGMENT (LOSS) PROFIT/LOSS BEFORE INCOME TAX PROVISION	(4,827)	(669)	(2,071)	215	(7,352)	(30,914)	(38,266)	1,502	(36,764)
INCOME TAX PROVISION	—	—	—	—	—	(5)	(5)	—	(5)
SEGMENT (LOSS) PROFIT/NET LOSS	$(4,827)	$(669)	$(2,071)	$215	$(7,352)	$(30,919)	$(38,271)	$1,502	$(36,769)
(1) Represents the removal of the Great Park Venture and Gateway Commercial Venture operating results, which are included in the Great Park segment and Commercial segment operating results at 100% of each venture’s historical basis, respectively, but are not included in our consolidated results as we account for our investment in each venture using the equity method of accounting.
(2) For the Great Park and Commercial segments, represents the revenues and expenses attributable to the management company for providing services to the Great Park Venture and the Gateway Commercial Venture, as applicable.

The table below reconciles the Great Park segment results to the equity in loss from our investment in the Great Park Venture that is reflected in the condensed consolidated statement of operations for the three months ended March 31, 2022 (in thousands):

Segment loss from operations	$(2,071)
Less net income of management company attributed to the Great Park segment	760
Net loss of the Great Park Venture	(2,831)
The Company’s share of net loss of the Great Park Venture	(1,062)
Basis difference amortization	(239)
Equity in loss from the Great Park Venture	$(1,301)

The table below reconciles the Commercial segment results to the equity in earnings from our investment in the Gateway Commercial Venture that is reflected in the condensed consolidated statement of operations for the three months ended March 31, 2022 (in thousands):

Segment profit from operations	$215
Less net income of management company attributed to the Commercial segment	103
Net income of the Gateway Commercial Venture	112
Equity in earnings from the Gateway Commercial Venture	$84